UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington D.C.

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: June 19, 2002

Commission file number 0-16602

O’HARA RESOURCES, LTD

Nevada	88-0485907

(State of Incorporation)	(IRS Employer Identification No.)

100 N. Arlington, Suite 105, Reno, Nevada 89501
(Address of principal executive offices)

775-337-7630
(Telephone Number)

Item 6. Resignations of Registrant’s Directors.
SIGNATURE

Item 1 through Item 5 — not applicable

Item 6. Resignations of Registrant’s Directors.

As of June 18, 2002, the Board accepted the resignation of Kevin Chambers as President, Chief Executive Officer and Director of O’Hara Resources Ltd. and its wholly owned subsidiary Mountain States Petroleum Corporation. Robert Vrooman, Director and Vice President of Legal Affairs for O’Hara Resources Ltd., was elected and accepted the Position as Acting President of the Company. Mr. Vrooman has a B.Sc. in Mining Engineering, an M.B.A. and a J.D., with more than 20 years experience in the natural resources industries. He has been on the Company’s Board of Directors since September 2000.

Item 7 through Item 9 — not applicable

SIGNATURE

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

O’Hara Resources, LTD

(Registrant)

Date: June 19, 2002	By /s/ Robert Vrooman

Robert Vrooman, President

Date: June 19, 2002	By /s/ Walter Martin

Walter Martin, Secretary/Treasurer